KRAMER LEVIN NAFTALIS & FRANKEL LLP





                                         February 26, 2009




ISI Strategy Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

      Re: ISI Strategy Fund, Inc.
          Post-Effective Amendment No. 16
          File No. 333-31127; ICA No. 811-8291
          ------------------------------------

Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 16 to Registration Statement No. 333-31137 on Form N-1A.


                                         Very truly yours,



                                         /s/ Kramer Levin Naftalis & Frankel LLP







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